Exhibit 99.1

2941 Fairview Park Drive

Suite 100

Falls Church, VA 22042-4513

www.generaldynamics.com	News

January 25, 2006

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Fourth-Quarter Results

•	Revenue up 13 percent

•	Earnings increase 23 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2005 fourth-quarter earnings from continuing operations of $406 million, or $2.00 per share on a fully diluted basis; comparable 2004 fourth-quarter earnings were $330 million, or $1.63 per share fully diluted. Revenue for the fourth quarter of 2005 was $5.8 billion, compared to fourth-quarter 2004 revenue of $5.2 billion.

Revenue for the full year of 2005 was $21.2 billion, compared with $19.1 billion for 2004, an increase of 11 percent. Earnings from continuing operations for 2005 grew by 22 percent to $1.47 billion, or $7.25 per share on a fully diluted basis, compared with net earnings of $1.21 billion, or $5.98 fully diluted, in 2004.

Net cash provided by operating activities totaled $900 million in the quarter and $2.06 billion for the year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $788 million in the quarter and $1.78 billion for the year.

“General Dynamics generated solid returns in the fourth quarter of 2005, capping another very strong year,” said General Dynamics Chairman and Chief Executive Officer Nicholas D. Chabraja. “Revenue and earnings grew substantially over the fourth quarter of 2004, and full-year earnings per share from continuing operations grew by 21 percent over 2004, on a revenue increase of 11 percent,” Chabraja said.

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“Free cash flow from operations in the year of approximately $1.8 billion once again represents a very efficient conversion of net earnings into cash, a ratio of 122 percent,” said Chabraja. “Backlog year-over-year remained strong, growing by approximately $400 million; especially notable is the $1.2 billion increase in the Aerospace backlog from year-end 2004 to year-end 2005.”

“Highlights of the fourth quarter include revenue increases in each of the company’s four major business groups. Combat Systems sales grew by 23 percent over the fourth quarter of 2004, on strong demand for ground vehicles and associated systems around the world. Revenue in Information Systems and Technology was up 12 percent, largely attributable to the strength of the tactical communications and computing markets, and production and support for intelligence systems. In Aerospace, Gulfstream increased revenue by 13 percent over fourth quarter 2004, and received net orders for 44 aircraft,” said Chabraja.

“Looking forward in 2006, we anticipate continued solid performance from Combat Systems, Information Systems and Technology and the Aerospace group, as well as margin improvement in Marine Systems,” Chabraja said. “We expect 2006 earnings per share from continuing operations to be between $7.80 and $7.85 per share including the effect of expensing options. We also expect free cash flow from operations to approximate net earnings.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 72,200 people worldwide. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

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All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Time on Wednesday, January 25, 2006. Those accessing the webcast will be able to listen to management’s discussion of the fourth-quarter and full-year results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on January 25 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 5151654. It will be available from 2 p.m. on January 25 until midnight February 8, 2006.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2005	2004	$	%
NET SALES	$5,831	$5,174	$657	12.7%
OPERATING COSTS AND EXPENSES	5,219	4,644	(575)

OPERATING EARNINGS	612	530	82	15.5%

Interest, Net	(25)	(37)	12
Other Income, Net	24	1	23

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	611	494	117	23.7%
Provision for Income Taxes	205	164	(41)

EARNINGS FROM CONTINUING OPERATIONS	$406	$330	$76	23.0%

Discontinued Operations, Net of Tax	—	6	(6)

NET EARNINGS	$406	$336	$70	20.8%

EARNINGS PER SHARE - BASIC
Continuing Operations	$2.02	$1.64	$0.38	23.2%
Discontinued Operations	$—	$0.03	$(0.03)

Net Earnings	$2.02	$1.67	$0.35	21.0%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.9	200.6

EARNINGS PER SHARE - DILUTED
Continuing Operations	$2.00	$1.63	$0.37	22.7%
Discontinued Operations	$—	$0.03	$(0.03)

Net Earnings	$2.00	$1.66	$0.34	20.5%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	202.7	202.6

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2005	2004	$	%
NET SALES	$21,244	$19,119	$2,125	11.1%
OPERATING COSTS AND EXPENSES	19,047	17,175	(1,872)

OPERATING EARNINGS	2,197	1,944	253	13.0%

Interest, Net	(118)	(148)	30
Other Income/(Expense), Net	21	(8)	29

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,100	1,788	312	17.4%
Provision for Income Taxes	632	583	(49)

EARNINGS FROM CONTINUING OPERATIONS	$1,468	$1,205	$263	21.8%

Discontinued Operations, Net of Tax	(7)	22	(29)

NET EARNINGS	$1,461	$1,227	$234	19.1%

EARNINGS PER SHARE - BASIC
Continuing Operations	$7.31	$6.04	$1.27	21.0%
Discontinued Operations	$(0.03)	$0.11	$(0.14)

Net Earnings	$7.28	$6.15	$1.13	18.4%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.8	199.6

EARNINGS PER SHARE - DILUTED
Continuing Operations	$7.25	$5.98	$1.27	21.2%
Discontinued Operations	$(0.03)	$0.11	$(0.14)

Net Earnings	$7.22	$6.09	$1.13	18.6%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	202.4	201.5

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2005	2004	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$2,076	$1,848	$228	12.3%

COMBAT SYSTEMS	1,606	1,308	298	22.8%

MARINE SYSTEMS	1,136	1,115	21	1.9%

AEROSPACE	946	837	109	13.0%

RESOURCES/ CORPORATE	67	66	1	1.5%

TOTAL	$5,831	$5,174	$657	12.7%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$215	$181	$34	18.8%

COMBAT SYSTEMS	190	171	19	11.1%

MARINE SYSTEMS	83	51	32	62.7%

AEROSPACE	123	116	7	6.0%

RESOURCES/ CORPORATE	1	11	(10)	(90.9)%

TOTAL	$612	$530	$82	15.5%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	10.4%	9.8%

COMBAT SYSTEMS	11.8%	13.1%

MARINE SYSTEMS	7.3%	4.6%

AEROSPACE	13.0%	13.9%

RESOURCES/ CORPORATE	1.5%	16.7%

TOTAL	10.5%	10.2%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2005	2004	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$7,826	$6,722	$1,104	16.4%

COMBAT SYSTEMS	5,021	4,407	614	13.9%

MARINE SYSTEMS	4,695	4,726	(31)	(0.7)%

AEROSPACE	3,433	3,012	421	14.0%

RESOURCES/ CORPORATE	269	252	17	6.7%

TOTAL	$21,244	$19,119	$2,125	11.1%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$865	$718	$147	20.5%

COMBAT SYSTEMS	576	522	54	10.3%

MARINE SYSTEMS	249	292	(43)	(14.7)%

AEROSPACE	495	393	102	26.0%

RESOURCES/ CORPORATE	12	19	(7)	(36.8)%

TOTAL	$2,197	$1,944	$253	13.0%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	11.1%	10.7%

COMBAT SYSTEMS	11.5%	11.8%

MARINE SYSTEMS	5.3%	6.2%

AEROSPACE	14.4%	13.0%

RESOURCES/ CORPORATE	4.5%	7.5%

TOTAL	10.3%	10.2%

Exhibit D

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2005		Fourth Quarter 2004
Cash	$2,331		$976

Short-term Debt	$510		$6
Long-term Debt	2,781		3,291

Total Debt	$3,291		$3,297

Net Debt	$960		$2,321
Shareholders’ Equity	$8,145		$7,189
Debt-to-Equity	40.4%		45.9%
Debt-to-Capital	28.8%		31.4%
Book Value per Share	$40.69		$35.76

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities	$900	$2,056	$804	$1,800
Capital Expenditures	(112)	(279)	(89)	(264)

Free Cash Flow from Operations (A)	$788	$1,777	$715	$1,536

Total Taxes Paid	$160		$166

Depreciation and Depletion	$62		$58
Intangible Asset Amortization	25		26

Depreciation, Depletion and Amortization	$87		$84

Company Sponsored R&D (B)	$91		$77
Employment	72,200		70,000
Sales Per Employee	$299,367		$283,223
Shares Outstanding	200,181,527		201,033,153
Weighted Average Shares Outstanding -
Basic	200,948,421		200,648,072
Diluted	202,651,211		202,577,701

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit E

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,960	$2,415	$9,375	$4,800	$14,175

COMBAT SYSTEMS	6,954	2,374	9,328	1,202	10,530

MARINE SYSTEMS	8,419	7,014	15,433	—	15,433

AEROSPACE	5,853	2,210	8,063	—	8,063

RESOURCES	165	65	230	—	230

TOTAL	$28,351	$14,078	$42,429	$6,002	$48,431

	Third Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,310	$2,748	$10,058	$5,196	$15,254

COMBAT SYSTEMS	7,771	2,416	10,187	861	11,048

MARINE SYSTEMS	8,876	6,660	15,536	—	15,536

AEROSPACE	5,156	2,188	7,344	—	7,344

RESOURCES	181	58	239	—	239

TOTAL	$29,294	$14,070	$43,364	$6,057	$49,421

	Fourth Quarter 2004
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,071	$2,276	$9,347	$6,301	$15,648

COMBAT SYSTEMS	6,398	2,318	8,716	97	8,813

MARINE SYSTEMS	9,899	6,943	16,842	—	16,842

AEROSPACE	4,652	2,192	6,844	—	6,844

RESOURCES	200	58	258	—	258

TOTAL	$28,220	$13,787	$42,007	$6,398	$48,405

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit F

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	AIRCRAFT DELIVERIES (UNAUDITED)
	Fourth Quarter		Twelve Months
	2005	2004	2005	2004
GREEN (UNITS):

LARGE AIRCRAFT	17	15	63	56

MID-SIZE AIRCRAFT	7	6	26	22

TOTAL	24	21	89	78

COMPLETIONS (UNITS):

LARGE AIRCRAFT	17	16	60	52

MID-SIZE AIRCRAFT	8	10	24	25

TOTAL	25	26	84	77

PRE-OWNED:

UNITS	4	3	12	15

SALES	$87	$65	$219	$278

OPERATING EARNINGS	$3	$1	$13	$6

	AIRCRAFT ORDERS (UNAUDITED)

	UNITS
	Large Aircraft		Mid-size Aircraft		Total
	2005	2004	2005	2004	2005	2004
FOURTH QUARTER

ORDERS (A)	32	33	12	10	44	43

DELIVERIES (B)	17	15	7	6	24	21

BOOK-TO-BILL	1.88	2.20	1.71	1.67	1.83	2.05

	UNITS
	Large Aircraft		Mid-size Aircraft		Total
	2005	2004	2005	2004	2005	2004
TWELVE MONTHS

ORDERS (A)	89	71	32	24	121	95

DELIVERIES (B)	63	56	26	22	89	78

BOOK-TO-BILL	1.41	1.27	1.23	1.09	1.36	1.22

(A)	Net of cancellations.
(B)	Represents green deliveries.

Exhibit G

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RECONCILIATION OF

YEAR-TO-DATE CASH FLOW TO

CHANGE IN NET DEBT (UNAUDITED)

	2005	2004
NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,056	$1,800
CAPITAL EXPENDITURES	(279)	(264)

FREE CASH FLOW FROM OPERATIONS	1,777	1,536

BUSINESS ACQUISITIONS	(277)	(543)
ASSET SALES	361	24
SHARE REPURCHASES	(348)	—
DIVIDENDS	(314)	(278)
PROCEEDS FROM OPTION EXERCISES	148	169
OTHER	14	(47)

DECREASE IN NET DEBT	$1,361	$861

NET DEBT, BEGINNING OF PERIOD	(2,321)	(3,182)

NET DEBT, END OF PERIOD	$(960)	$(2,321)

Exhibit H

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